Exhibit 99.1

                  Cash America Begins 2006 with a 29%
      Increase in First Quarter Net Income and Declares Dividend

    FORT WORTH, Texas--(BUSINESS WIRE)--April 27, 2006--Cash America International, Inc. (NYSE:CSH) announced today that net income for the first quarter ended March 31, 2006 increased 29% to $15,388,000 (51 cents per share) compared to $11,902,000 (39 cents per share) for the same period in 2005. Earnings per share, which rose 31% for the first three months of 2006 compared to the same period in 2005, exceeded the Company's initially published expectations in January of 2006 and were slightly better than an updated release of expected results for the first quarter on April 6, 2006.
    Leading the growth in earnings was higher total revenue for the first quarter, which increased 12% to $162.6 million from $145.0 million during the same period in 2005. Total revenue benefited from a 13% increase in revenue from combined cash advance fees and service charges on pawn loans, which rose from $62.2 million in the 2005 first quarter to $70.5 million in the first quarter of 2006. In addition, the Company experienced strong retail sales activity, as merchandise sold during the quarter was 11% above the prior year reaching $87.5 million.
    Underlying the first quarter growth in total revenue was a 20% increase in total cash advances written and a 6% increase in pawn loans written during the first quarter of 2006 compared to the same period in 2005. Higher volumes and lower loss rates enhanced the overall performance and earnings from the cash advance portfolio. Also contributing to the earnings growth in the first quarter was higher gross profit margins on the 11% increase in merchandise sales during the period, partially attributable to the increase in gold prices during recent months.
    Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America, said, "We began the first quarter of 2006 with increased levels of earning assets and an emphasis on execution to enhance the operating performance of our cash advance portfolio. These opportunities and increased customer traffic in our lending locations led to increases in revenue from all business lines and created a very positive result for our shareholders in the first quarter."
    Cash America will host a conference call to discuss the first quarter results on Thursday, April 27th at 3:45 p.m. CDT. A live web cast of the call will be available on the Investor Relations section of the Company's corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company's web site for 90 days following the conference call.
    Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.025 (2.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid to shareholders of record on May 10, 2006 and will be paid at the close of business on May 24, 2006.

    Outlook for the Second Quarter of 2006 and Related Fiscal Year

    Management believes that continued growth in earnings will be largely a function of sustained increases in demand for its loan products, which lead to higher asset balances and revenue. Other elements that will affect the growth in revenue include the development of new locations opened in the last 24 months and the regulatory governance of its loan products. As it enters the second quarter of 2006, management anticipates that demand for the Company's products will remain strong. Based on the preceding factors management expects that the second quarter income from continuing operations will be between 26 cents and 28 cents per share in 2006 compared to 23 cents per share in 2005. Expectations for the remainder of fiscal 2006 will be impacted by earning asset levels in later periods based on customer demand for credit products. At this time, management expects that full year 2006 earnings per share from income from continuing operations will range between $1.76 and $1.86 compared to $1.48 per share in fiscal 2005.
    Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 894 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 468 locations in 21 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 286 locations that offer this service under the brand names Cash America Payday Advance and Cashland. In addition, check cashing services are provided through its 140 franchised and Company-owned "Mr. Payroll" check cashing centers.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries ("the Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes," "estimates," "plans," "expects," "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
           HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
                (in thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------

Consolidated Operations:
 Total revenue                                     $162,618  $144,989
 Net revenue                                       $109,876   $97,034
 Total operating expenses                           $83,577   $75,782

 Income from operations                             $26,299   $21,252

 Income before income taxes                         $24,306   $18,849

 Net Income                                         $15,388   $11,902

 Earnings per share:
   Basic                                              $0.52     $0.41
   Diluted                                            $0.51     $0.39

 Weighted average shares:
   Basic                                             29,450    29,332
   Diluted                                           30,385    30,396



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                                             December
                                              March 31,         31,
                                         -------------------
                                           2006      2005      2005
                                         --------- --------- ---------
                                             (Unaudited)
Assets

 Current assets:
   Cash and cash equivalents              $16,667   $11,874   $18,852
   Pawn loans                             103,031    97,307   115,280
   Cash advances, net                      29,704    30,318    40,704
   Merchandise held for disposition, net   65,594    59,466    72,683
   Finance and service charges receivable  19,140    17,789    22,048
   Other receivables and prepaid expenses  15,533    11,941    13,406
   Deferred tax assets                      9,142     8,372    11,274
                                         --------- --------- ---------

     Total current assets                 258,811   237,067   294,247

 Property and equipment, net               97,173    88,906    94,856
 Goodwill                                 175,596   164,374   174,987
 Intangible assets, net                    22,754    23,558    23,391
 Other assets                              11,234    11,212    11,167
                                         --------- --------- ---------

     Total assets                        $565,568  $525,117  $598,648
                                         ========= ========= =========

Liabilities and Stockholders' Equity

 Current liabilities:
   Accounts payable and accrued expenses  $34,246   $27,054   $37,217
   Customer deposits                        7,295     6,358     6,239
   Income taxes currently payable           6,324     6,009     1,449
   Current portion of long-term debt       16,786    16,786    16,786
                                         --------- --------- ---------

     Total current liabilities             64,651    56,207    61,691

 Deferred tax liabilities                  10,853    10,520    11,344
 Other liabilities                          1,606     1,404     1,689
 Long-term debt                            92,270   113,617   149,208
                                         --------- --------- ---------

   Total liabilities                      169,380   181,748   223,932
                                         --------- --------- ---------

 Stockholders' equity:
   Common stock                             3,024     3,024     3,024
   Additional paid-in capital             157,750   154,945   156,557
   Retained earnings                      244,630   199,050   229,975
   Accumulated other comprehensive income
    (loss)                                     34        --        (5)
   Notes receivable secured by common
    stock                                    (382)   (2,488)   (2,488)
   Treasury shares, at cost                (8,868)  (11,162)  (12,347)
                                         --------- --------- ---------

      Total stockholders' equity          396,188   343,369   374,716
                                         --------- --------- ---------

      Total liabilities and stockholders'
       equity                            $565,568  $525,117  $598,648
                                         ========= ========= =========



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                      2006     2005
                                                     -------- --------
                                                        (Unaudited)

Revenue
 Finance and service charges                         $35,055  $33,919
 Proceeds from disposition of merchandise             87,474   78,741
 Cash advance fees                                    35,439   28,310
 Check cashing royalties and fees                      4,650    4,019
                                                     -------- --------

Total Revenue                                        162,618  144,989

Cost of Revenue
 Disposed merchandise                                 52,742   47,955
                                                     -------- --------

Net Revenue                                          109,876   97,034
                                                     -------- --------

Expenses
 Operations                                           59,273   53,673
 Cash advance loss provision                           4,437    5,634
 Administration                                       13,514   10,909
 Depreciation and amortization                         6,353    5,566
                                                     -------- --------

Total Expenses                                        83,577   75,782
                                                     -------- --------

Income from Operations                                26,299   21,252

 Interest expense                                     (2,436)  (2,337)
 Interest income                                         378      418
 Foreign currency transaction gain (loss)                 65     (484)
                                                     -------- --------

Income before Income Taxes                            24,306   18,849
 Provision for income taxes                            8,918    6,947
                                                     -------- --------

Net Income                                           $15,388  $11,902
                                                     ======== ========

Net Income Per Share:

 Basic                                                 $0.52    $0.41
 Diluted                                               $0.51    $0.39

Weighted average common shares outstanding:

 Basic                                                29,450   29,332
 Diluted                                              30,385   30,396



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     FINANCIAL AND OPERATING DATA
               ($ in thousands unless noted otherwise)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------

PAWN LENDING OPERATIONS:
 Pawn loans
  Annualized yield on pawn loans                      132.4%    135.2%
  Total amount of pawn loans written and renewed   $103,927   $97,830
  Average pawn loan balance outstanding            $107,354  $101,736
  Average pawn loan balance per average location
   in operation                                        $235      $231
  Ending pawn loan balance per location in
   operation                                           $225      $221
  Average pawn loan amount at end of period (not
   in thousands)                                        $95       $88
  Profit margin on disposition of merchandise as a
   percentage of proceeds from disposition of
   merchandise                                         39.7%     39.1%
  Average annualized merchandise turnover              3.1x      3.0x
  Average balance of merchandise held for
   disposition per average location in operation       $153      $145
  Ending balance of merchandise held for
   disposition per location in operation               $143      $135
  Pawnshop locations in operation --
    Beginning of period, owned                          456       441
     Acquired                                             2        --
     Start-ups                                            1         1
     Combined or closed                                  (1)       (1)
                                                   --------- ---------
    End of period, owned                                458       441
    Franchise locations at end of period                 10        11
                                                   --------- ---------
    Total pawnshop locations at end of period           468       452
                                                   ========= =========
    Average number of owned pawnshop locations          457       441
                                                   ========= =========

 Cash advances
  Total amount of cash advances written (a)         $59,013   $56,740
  Number of cash advances written (not in
   thousands) (a)                                   151,127   170,578
  Average amount per cash advance (not in
   thousands) (a)                                      $390      $333
  Combined cash advances outstanding (a)            $13,724   $14,692
  Cash advances outstanding per location at end of
   period (a)                                           $32       $34
  Cash advances outstanding before allowance for
   losses (b)                                        $5,668    $9,059
  Locations offering cash advances at end of
   period                                               431       427
                                                   ========= =========
  Average number of locations offering cash
   advances                                             433       427
                                                   ========= =========

CASH ADVANCE OPERATIONS (c):
 Total amount of cash advances written (a)         $154,917  $122,085
 Number of cash advances written (not in
  thousands) (a)                                    412,003   350,550
 Average amount per cash advance (not in
  thousands) (a)                                       $376      $348
 Combined cash advances outstanding (a)             $34,155   $28,146
 Cash advances outstanding per location at end of
  period (a)                                           $119      $107
 Cash advances outstanding before allowance for
  losses (b)                                        $27,577   $24,355
 Cash advance locations in operation --
  Beginning of period                                   286       253
    Acquired                                             --        --
    Start-ups                                             3        13
    Combined or closed                                   (3)       (2)
                                                   --------- ---------
  End of period                                         286       264
                                                   ========= =========
  Average number of cash advance locations              286       258
                                                   ========= =========

CHECK CASHING OPERATIONS (Mr. Payroll Corp.) (d)
 Face amount of checks cashed                      $376,179  $337,028
 Gross fees collected                                $5,672    $5,014
 Fees as a percentage of checks cashed                  1.5%      1.5%
 Average check cashed (not in thousands)               $476      $418
 Centers in operation at end of period                  140       135
                                                   ========= =========
 Average number of check cashing centers                139       135
                                                   ========= =========

(a) Includes cash advances made by the Company and cash advances made by third-party lenders offered at the Company's location
(b) Amounts recorded in the Company's consolidated financial statements.
(c) Includes only cash advance locations.
(d) Includes franchised and company-owned locations.



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED CASH ADVANCES OUTSTANDING
                            (in thousands)

                                                         March 31,
                                                     -----------------
                                                      2006     2005
                                                     -------- --------

Originated by the Company
 Active cash advances and fees receivable            $24,677  $20,341
 Cash advances and fees in collection                  4,479    3,446
                                                     -------- --------

   Total originated by the Company                    29,156   23,787
                                                     -------- --------

Originated by third-party lenders
 Active cash advances and fees receivable             15,440   15,149
 Cash advances and fees in collection                  3,283    3,902
                                                     -------- --------

   Total originated by third-party lenders            18,723   19,051
                                                     -------- --------

Combined gross portfolio                              47,879   42,838
 Less:  Elimination of cash advances owned by third-
  party lenders                                       14,599    8,855
 Less:  Discount on cash advances assigned by third-
  party banks                                             35      569
                                                     -------- --------

Company-owned cash advances and fees receivable,
 gross                                                33,245   33,414
 Less:  Allowance for losses                           3,541    3,096
                                                     -------- --------

Cash advances and fees receivable, net               $29,704  $30,318
                                                     ======== ========

                 ALLOWANCE FOR LOSSES ON CASH ADVANCES
                           ($ in thousands)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                      2006     2005
                                                     -------- --------

Company-owned cash advances

Balance at beginning of period                        $6,309   $4,358
 Cash advance loss provision                           4,706    5,681
 Charge-offs                                         (11,045)  (9,841)
 Recoveries                                            3,571    2,898
                                                     -------- --------

Balance at end of period                              $3,541   $3,096
                                                     ======== ========

Accrual for third-party lender-owned cash advances

Balance at beginning of period                          $874     $342
 Decrease in loss provision                             (269)     (47)
                                                     -------- --------

Balance at end of period                                $605     $295
                                                     ======== ========

Combined statistics
Combined cash advance loss provision                  $4,437   $5,634
Combined cash advance loss provision as a % of
 combined cash advances written                          2.1%     3.2%
Charge-offs (net of recoveries) as a % of combined
 cash advances written                                   3.5%     3.9%
Combined allowance for losses and accrued third-party
 lenders losses as a % of combined gross portfolio       8.7%     7.9%



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
             INCOME FROM OPERATIONS BY OPERATING SEGMENT
              THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                            (in thousands)

                                Pawn      Cash     Check
                               Lending   Advance  Cashing Consolidated
                              --------- --------- ------- ------------
                                            (Unaudited)

Three Months Ended March 31,
 2006:
-----------------------------

Revenue
 Finance and service charges   $35,055       $--     $--      $35,055
 Proceeds from disposition of
  merchandise                   87,474        --      --       87,474
 Cash advance fees               9,648    25,791      --       35,439
 Check cashing royalties and
  fees                              --     3,499   1,151        4,650
                              --------- --------- ------- ------------

Total revenue                  132,177    29,290   1,151      162,618

Cost of revenue -- disposed
 merchandise                    52,742        --      --       52,742
                              --------- --------- ------- ------------

Net revenue                     79,435    29,290   1,151      109,876
                              --------- --------- ------- ------------

Expenses
 Operations                     44,217    14,722     334       59,273
 Cash advance loss provision     1,883     2,554      --        4,437
 Administration                 10,610     2,652     252       13,514
 Depreciation and
  amortization                   4,342     1,930      81        6,353
                              --------- --------- ------- ------------

Total expenses                  61,052    21,858     667       83,577
                              --------- --------- ------- ------------

Income from operations         $18,383    $7,432    $484      $26,299
                              ========= ========= ======= ============

As of March 31, 2006:
-----------------------------

Total assets                  $453,214  $105,264  $7,090     $565,568
                              ========= ========= ======= ============

Three Months Ended March 31,
 2005:
-----------------------------

Revenue
 Finance and service charges   $33,919       $--     $--      $33,919
 Proceeds from disposition of
  merchandise                   78,741        --      --       78,741
 Cash advance fees               8,980    19,330      --       28,310
 Check cashing royalties and
  fees                              --     2,888   1,131        4,019
                              --------- --------- ------- ------------

Total revenue                  121,640    22,218   1,131      144,989

Cost of revenue -- disposed
 merchandise                    47,955        --      --       47,955
                              --------- --------- ------- ------------

Net revenue                     73,685    22,218   1,131       97,034
                              --------- --------- ------- ------------

Expenses
 Operations                     40,918    12,373     382       53,673
 Cash advance loss provision     2,193     3,441      --        5,634
 Administration                  8,362     2,312     235       10,909
 Depreciation and
  amortization                   3,792     1,691      83        5,566
                              --------- --------- ------- ------------

Total expenses                  55,265    19,817     700       75,782
                              --------- --------- ------- ------------

Income from operations         $18,420    $2,401    $431      $21,252
                              ========= ========= ======= ============

As of March 31, 2005:
-----------------------------

Total assets                  $417,288  $100,728  $7,101     $525,117
                              ========= ========= ======= ============




    CONTACT: Cash America International, Inc., Fort Worth
             Thomas A. Bessant, Jr., 817-335-1100